UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2007

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 30, 2007, the board of directors of RAM Energy Resources, Inc. (the “Company”) passed by telephonic meeting an amendment to the Company's Bylaws. A new section 3.14 was added to the Company's bylaws, which provides that no contract or other transaction shall be made or entered into between the Company and (i) any director or executive officer of the Company; (ii) any person known to be a beneficial owner of more than 5% of any class of the Company's voting securities (a "5% owner"); or (iii) any immediate family member of any director, executive officer or 5% owner of the Company unless (y) the contract or transaction is on terms no less favorable to the Company than may reasonably be available to the Company from an unaffiliated third party, and (z) if material in amount, is approved by vote of a majority of the Company's disinterested (in such contract or transaction) directors.

A copy of the Company's Amended and Restated Bylaws is filed as Exhibit 3.3 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits

Exhibit Number	Description

3.3	Amended and Restated Bylaws adopted January 30, 2007*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2007	RAM ENERGY RESOURCES, INC.

By:	/s/Larry E. Lee
Name:	Larry E. Lee
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit	Method of Filing

3.3	Amended and Restated Bylaws adopted January 30, 2007	Filed herewith electronically